Exhibit 99.1

National Energy Services Reunited Corp. Reports Second Quarter 2026 Financial Results

●	Revenue for the quarter ended June 30, 2026, is $520.8 million, reflecting an increase of 59.1% year-over-year and 28.7% sequentially
●	Net income for the quarter ended June 30, 2026, is $44.0 million, improving 189.6% year-over-year and 84.7% sequentially
●	Diluted Earnings per Share (EPS) for the quarter ended June 30, 2026 is $0.43, representing an increase of 168.8% year-over-year and 85.8% sequentially
●	Adjusted EBITDA (a non-GAAP measure)** for the quarter ended June 30, 2026, is $106.2 million, improving 50.5% year-over-year and 38.5% sequentially
●	Operating cash flow for the quarter ended June 30, 2026, is $174.0 million, growing 466.6% year-over-year and 76.7% sequentially
●	Free cash flow (a non-GAAP measure)** for the quarter ended June 30, 2026, is $99.9 million, growing $105.2 million sequentially and $31.2 million year-over-year

HOUSTON, August 10, 2026 – National Energy Services Reunited Corp. (“NESR” or the “Company”), a leading integrated energy services provider in the Middle East and North Africa (“MENA”), today announced its financial results as of and for the three-month and six-month periods ended June 30, 2026. The Company delivered the following results for the periods presented:

	Three Months Ended			Variance
(in thousands except per share amounts and percentages)	June 30, 2026	March 31, 2026	June 30, 2025	Sequential	Year- over- year

Revenue	$520,752	$404,586	$327,368	28.7%	59.1%
Net income	44,017	23,827	15,201	84.7%	189.6%
Adjusted net income (non-GAAP)**	45,469	26,733	20,130	70.1%	125.9%
Adjusted EBITDA (non-GAAP)**	106,184	76,671	70,559	38.5%	50.5%
Diluted EPS	0.43	0.23	0.16	85.8%	168.8%
Adjusted Diluted EPS (non-GAAP)**	0.44	0.26	0.21	68.3%	109.5%

**The Company presents its financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”). However, management believes that using additional non-GAAP measures will enhance the evaluation of the profitability of the Company and its ongoing operations. Please see Tables 1, 2, 3, and 4 below for reconciliations of GAAP to non-GAAP financial measures. The Consolidated Balance Sheets, Consolidated Statements of Operations, and Consolidated Statements of Cash Flows are derived from the consolidated financial statements presented in our Quarterly Report on Form 10-Q as of and for the three-month and six-month periods ended June 30, 2026.

Stefan Angeli, Chief Financial Officer, commented, “The second quarter was another exceptional quarter for NESR, delivering record revenue, record Adjusted EBITDA and our strongest quarterly earnings to date. Revenue grew 59% year-over-year to $520.8 million, while net income nearly tripled from the prior year to $44.0 million, demonstrating the significant operating leverage embedded in our business. Higher activity levels and disciplined execution translated into pronounced margin expansion, record profitability and robust cash generation. During the first half of the year, we generated over $200 million of operating cash flow, produced nearly $95 million of free cash flow and reduced net debt, reflecting effective working capital management and a continued focus on capital allocation. These results reinforce the scalability of the NESR platform and our ability to consistently translate growth into expanding profitability, strong cash generation and long-term shareholder value.”

Sherif Foda, Chairman and Chief Executive Officer, commented, “Our stellar second quarter performance reflects the strength of NESR’s differentiated platform, the dedication of our people and the continued confidence our customers place in us. Despite the continued conflict in the region, we maintained our presence intact in all operating units with no interruption to any of our customers’ activities. We are executing at record activity levels on our recently awarded contracts across the region while maintaining operational excellence, technology leadership and local capabilities that have become the hallmark of NESR. With our recent contract wins and expanding technology offerings, we are confident in our path to realizing our vision, in continuing to deliver exceptional value, and in being clearly recognized as the trusted partner of choice for our customers.”

Net Income and Adjusted Net Income Results

Net income for the quarter ended June 30, 2026, is $44.0 million, increasing $28.8 million year-over-year and $20.2 million sequentially. The increases were primarily attributable to strong flow-through from incremental revenue generated by higher activity levels in the Company’s hydraulic fracturing, well testing, and wireline logging service lines.

Adjusted net income for the quarter is $45.5 million and included $1.5 million of “Total Charges and Credits impacting Adjusted Net Income and Adjusted Diluted EPS,” primarily attributable to $1.0 million of current expected credit loss provisions. A detailed reconciliation of net income and diluted EPS to Adjusted Net Income and Adjusted Diluted EPS, including a complete list of adjusting items, is presented in Table 1 below under “Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS.”

The Company reported $0.43 of diluted EPS for the quarter ended June 30, 2026, improving $0.20 sequentially and $0.27 year-over-year. Adjusted for the impact of Total Charges and Credits impacting Adjusted Net Income and Adjusted Diluted EPS, Adjusted Diluted EPS, a non-GAAP measure described in Table 1 below, for the quarter ended June 30, 2026, is $0.44.

Adjusted EBITDA Results

The Company produced Adjusted EBITDA of $106.2 million during the quarter ended June 30, 2026, up 50.5% year-over-year and 38.5% sequentially. Adjusted EBITDA includes adjustments for certain Total Charges and Credits impacting Adjusted EBITDA (those not related to interest, taxes, and/or depreciation and amortization). The Company posted the following results for the periods presented:

(in thousands)	Quarter ended June 30, 2026	Quarter ended March 31, 2026	Quarter ended June 30, 2025
Revenue	$520,752	$404,586	$327,368
Adjusted EBITDA	$106,184	$76,671	$70,559

A detailed reconciliation of net income to Adjusted EBITDA, including a complete list of adjusting items, is presented in Table 2 below under “Reconciliation of Net Income to Adjusted EBITDA.”

Balance Sheet

Cash and cash equivalents were $175.0 million as of June 30, 2026, compared to $124.8 million as of December 31, 2025, and $131.8 million as of June 30, 2025.

Free cash flow, a non-GAAP measure, for the quarter ended June 30, 2026, is $99.9 million, compared to $68.7 million for the same period in 2025. The difference between periods was primarily driven by higher net income and improved working capital management year-over-year, and in particular more closely controlling timing of payments on Accounts payable and accrued expenses in relation to payment terms, as partially offset by higher capital expenditures during the six-months ended June 30, 2026. A reconciliation of the applicable GAAP measures to free cash flow is presented in Table 3, titled “Reconciliation of Net cash provided by (used in) operating activities to Free Cash Flow.”

Total debt as of June 30, 2026, was $274.6 million, of which $114.9 million was classified as short-term, compared to total debt of $310.1 million, including $118.8 million classified as short-term, as of December 31, 2025. Net Debt, a non-GAAP measure defined as current installments of long-term debt, short-term borrowings, and long-term debt, less cash and cash equivalents, was $99.6 million as of June 30, 2026, compared to $185.3 million as of December 31, 2025. The decrease in Net Debt was primarily attributable to higher cash and cash equivalents at June 30, 2026, reflecting strong accounts receivable collections and cash generation during the quarter ended June 30, 2026. A reconciliation of the applicable GAAP measures to Net Debt is presented in Table 4, “Reconciliation to Net Debt.”

About National Energy Services Reunited Corp.

Founded in 2017, NESR is one of the largest national oilfield services providers in the Middle East and North Africa. With over 7,000 employees, representing more than 60 nationalities in 16 countries, the Company helps its customers unlock the full potential of their reservoirs by providing Production Services such as Hydraulic Fracturing, Cementing, Coiled Tubing, Filtration, Completions, Stimulation, Pumping and Nitrogen Services. The Company also helps its customers to access their reservoirs in a smarter and faster manner by providing Drilling and Evaluation Services such as Drilling Downhole Tools, Directional Drilling, Fishing Tools, Testing Services, Wireline, Slickline, Drilling Fluids and Rig Services.

Conference Call

A conference call is scheduled for 8:00 AM ET on August 10, 2026, to discuss the financial results. Investors, analysts and members of the media are invited to participate by dialing in to the U.S. toll-free line at 1-877-407-0890 or the international line at 1-201-389-0918, approximately 10 minutes prior to the start of the call.

A live, listen-only earnings webcast will also be broadcast simultaneously under the “Investors” section of the Company’s website at www.nesr.com. Following the end of the conference call, a replay will be available after the event under the “Investors” section of the Company’s website.

Forward-Looking Statements

This communication contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Any and all statements contained in this communication that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this communication may include, without limitation, the plans and objectives of management for future operations, projections of income or loss, earnings or loss per share, capital expenditures, dividends, capital structure or other financial items, the Company’s future financial performance, expansion plans and opportunities, completion and integration of acquisitions, and the assumptions underlying or relating to any such statement.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation: changing commodity prices, market volatility and other market trends affecting customer demand for our services, public health crises and other catastrophic events, the level of capital spending by our customers, political, market, financial and regulatory risks, including those related to the geographic concentration of our operations and customers, our operations, including maintenance, upgrades and refurbishment of our assets, which may require significant capital expenditures that may or may not be available to us, operating hazards inherent in our industry and the ability to secure sufficient indemnities and insurance, our ability to successfully integrate acquisitions, conditions in the Middle East, including uncertainty and instability resulting from the conflict between the United States, Israel and Iran and other regional hostilities, and other risks and uncertainties set forth in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”).

You are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. The Company disclaims any obligation to update the forward-looking statements contained in this communication to reflect any new information or future events or circumstances or otherwise, except as required by law. You should read this communication in conjunction with other documents which the Company may file or furnish from time to time with the SEC.

The preliminary financial results for the Company as of and for the three-month and six-month periods ended June 30, 2026, included in this press release, represent the most current information available to management. The Company’s actual results when disclosed in its subsequent Quarterly Report on Form 10-Q may differ from these preliminary results as a result of the completion of the Company’s financial statement closing procedures, final adjustments, completion of the independent registered public accounting firm’s audit procedures, and other developments that may arise between now and the disclosure of the final results.

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In US$ thousands, except share data)

	June 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$174,994	124,797
Accounts receivable, net	208,832	178,020
Unbilled revenue	173,327	121,186
Service inventories	126,378	94,834
Prepaid assets	21,713	13,237
Retention withholdings	41,368	33,125
Other receivables	55,226	54,511
Other current assets	13,534	10,664
Total current assets	815,372	630,374
Non-current assets
Property, plant and equipment, net	530,685	465,454
Intangible assets, net	38,047	47,086
Goodwill	645,095	645,095
Operating lease right-of-use assets	25,696	20,300
Other assets	42,295	43,210
Total assets	$2,097,190	$1,851,519

Liabilities and equity
Liabilities
Accounts payable and accrued expenses	603,187	421,064
Current installments of long-term debt	64,500	64,500
Short-term borrowings	50,415	54,250
Income taxes payable	37,042	25,092
Other taxes payable	16,069	12,351
Operating lease liabilities	1,415	2,948
Other current liabilities	29,029	24,715
Total current liabilities	801,657	604,920

Long-term debt	159,706	191,378
Deferred tax liabilities	660	1,691
Employee benefit liabilities	39,337	36,321
Non-current operating lease liabilities	23,026	18,447
Other liabilities	30,759	30,846
Total liabilities	1,055,145	883,603

Commitments and contingencies

Equity
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding at June 30, 2026, and December 31, 2025, respectively	-	-
Ordinary shares and additional paid-in capital, no par value; unlimited shares authorized; 100,851,754, and 100,787,173 shares issued and outstanding at June 30, 2026, and December 31, 2025, respectively	909,130	902,845
Retained income	132,846	65,002
Accumulated other comprehensive income	69	69
Total equity	1,042,045	967,916
Total liabilities and equity	$2,097,190	$1,851,519

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In US$ thousands, except share data and per share amounts)

	For the three-month period ended		For the six-month period ended
Description	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Revenues	$520,752	$327,368	$925,338	$630,470
Cost of services	(439,460)	(283,484)	(792,215)	(549,131)
Gross profit	81,292	43,884	133,123	81,339
Selling, general and administrative expenses (excluding Amortization)	(12,018)	(12,099)	(23,121)	(23,920)
Amortization	(4,433)	(4,694)	(9,126)	(9,387)
Operating income	64,841	27,091	100,876	48,032
Interest expense, net	(7,038)	(8,562)	(13,581)	(16,846)
Other income, net	1,115	940	2,564	1,999
Income before income tax	58,918	19,469	89,859	33,185
Income tax expense	(14,901)	(4,268)	(22,015)	(7,593)
Net income	$44,017	$15,201	$67,844	$25,592

Weighted average shares outstanding:
Basic	100,850,601	96,428,791	100,827,148	96,284,786
Diluted	103,218,410	97,639,507	103,084,578	97,152,215

Earnings per share:
Basic	$0.44	$0.16	$0.67	$0.27
Diluted	$0.43	$0.16	$0.66	$0.26

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In US$ thousands)

	For the six-month period ended
Description	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income	$67,844	$25,592
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,885	71,912
Share-based compensation expense	5,172	3,578
(Gain) on disposal of assets	(2,360)	(886)
Non-cash interest expense	192	531
Deferred tax expense (benefit)	4,880	(431)
Allowance for doubtful receivables and unbilled revenue	1,784	(782)
Charges on obsolete service inventories	1,283	920
Impairments and other charges	-	1,492
Other operating activities, net	71	354
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(32,046)	(53,001)
(Increase) decrease in unbilled revenue	(52,140)	(2,901)
(Increase) decrease in retention withholdings	(8,243)	15,162
(Increase) decrease in inventories	(32,827)	(3,040)
(Increase) decrease in prepaid assets	(8,475)	(6,815)
(Increase) decrease in other current assets	(2,582)	(5,102)
(Increase) decrease in other long-term assets and liabilities	(1,581)	2,764
Increase (decrease) in accounts payable and accrued expenses	181,504	64,509
Increase (decrease) in other current liabilities	12,397	5,115
Net cash provided by operating activities	204,758	118,971

Cash flows from investing activities:
Capital expenditures	(110,108)	(59,867)
IPM investments	-	-
Proceeds from disposal of assets	1,881	1,438
Other investing activities	(1,333)	(4,000)
Net cash used in investing activities	(109,560)	(62,429)

Cash flows from financing activities:
Proceeds from long-term debt	-	-
Repayments of long-term debt	(32,250)	(35,073)
Proceeds from short-term borrowings	42,242	53,464
Repayments of short-term borrowings	(46,086)	(47,031)
Payments on capital leases	(3,638)	(1,427)
Payments on seller-provided financing for capital expenditures	(3,820)	(1,203)
Other financing activities, net	-	(1,426)
Net cash used in financing activities	(43,552)	(32,696)

Effect of exchange rate changes on cash	-	-
Net increase (decrease) in cash, cash equivalents, and restricted cash	51,646	23,846
Cash and cash equivalents, beginning of period	132,696	107,956
Cash, cash equivalents, and restricted cash, end of period	$184,342	$131,802

NATIONAL ENERGY SERVICES REUNITED CORP. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In US$ thousands except per share amounts)

The Company uses and presents certain key non-GAAP financial measures to evaluate its business and trends, measure performance, prepare financial projections and make strategic decisions. Included in this release are discussions of earnings before interest, income tax and depreciation and amortization adjusted for certain non-recurring and non-core expenses (“Adjusted EBITDA”), net income and diluted earnings per share (“EPS”) adjusted for certain non-recurring and non-core expenses (“Adjusted Net Income” and “Adjusted Diluted EPS,” respectively), as well as a reconciliation of these non-GAAP measures to net income and diluted EPS, respectively, in accordance with GAAP. The Company also discusses the non-GAAP balance sheet measure of the sum of our recorded current installments of long-term debt, short-term borrowings, and long-term debt less cash and cash equivalents (“Net Debt”) in this release and provides a reconciliation to the GAAP measures of cash and cash equivalents, current installments of long-term debt, short-term borrowings, and long-term debt to Net Debt. The Company also discusses Free Cash Flow reconciled to Operating Cash Flow.

The Company believes that the presentation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS provides useful information to investors in assessing its financial performance and results of operations as the Company’s board of directors, management and investors use Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS to compare the Company’s operating performance on a consistent basis across periods by removing the effects of changes in capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization), items that do not impact the ongoing operations (transaction, integration, and startup costs) and items outside the control of its management team. Similarly, Net Debt is used by management as a liquidity measure used to illustrate the Company’s debt level absent variability in cash and cash equivalents, and the Company believes that the presentation of Net Debt provides useful information to investors in assessing its financial leverage. Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered as an alternative to operating income, net income, or diluted EPS, respectively, the most directly comparable GAAP financial measures. Net Debt also should not be considered as an alternative to GAAP measures of cash and cash equivalents, current installments of long-term debt, short-term borrowings, and long-term debt. Finally, Free Cash Flow is used by management as a liquidity measure to illustrate the Company’s ability to produce cash that is available to be distributed in a discretionary manner, after excluding investments in capital assets. Free Cash Flow should not be considered as an alternative to Net cash provided by (used in) operations or Net cash provided by (used in) investing activities, respectively, the most directly comparable GAAP financial measures. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. You should not consider non-GAAP measures in isolation or as a substitute for an analysis of the Company’s results as reported under GAAP.

Table 1 - Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS

	Quarter ended		Quarter ended			Quarter ended
	June 30, 2026		March 31, 2026			June 30, 2025
	Net	Diluted	Net	Diluted		Net	Diluted
	Income	EPS	Income	EPS		Income	EPS

Net Income	$44,017	$0.43	$23,827	$0.23		$15,201	$0.16
Add/(Subtract): Charges and Credits impacting Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS:
Costs associated with the restatement of our 2018-2020 financial statements, including the SEC inquiry and remediation	123	-	28	-		884	0.01
Impairments	-	-	-	-		374	-
Current expected credit loss (releases) provisions	965	0.01	455	-		419	-
Litigation (releases) provisions	92	-	248	-		724	0.01
Restructuring projects	163	-	67	-		1,389	0.01
Loss of inventory in fire	-	-	-	-		-	-
Other write-offs (recoveries) and provisions (release of provisions)	109	-	2,108	0.02		1,139	0.01
Total Charges and Credits impacting Adjusted EBITDA (1)	1,452	0.01	2,906	0.03	(3)	4,929	0.05	(3)
Add/(Subtract): Charges and Credits impacting only Adjusted Net Income and Adjusted Diluted EPS:
Adjustments to uncertain tax positions and unrecognized tax benefits	-	-	-	-		-	-
Total Charges and Credits impacting Adjusted Net Income and Adjusted Diluted EPS (2)	1,452	0.01	2,906	0.03		4,929	0.05
Total Adjusted Net Income and Adjusted Diluted EPS	$45,469	$0.44	$26,733	$0.26		$20,130	$0.21

(1)	In the quarter ended June 30, 2026, Total Charges and Credits impacting Adjusted EBITDA included $0.1 million (as rounded) of costs associated with the restatement of our 2018-2020 financial statements, including the SEC inquiry and remediation, $1.0 million of current expected credit loss (releases) provisions, $0.1 million of litigation (releases) provisions, $0.2 million of restructuring projects, and $0.1 million of other write-offs (recoveries) and provisions (release of provisions). In the quarter ended March 31, 2026, Total Charges and Credits impacting Adjusted EBITDA included $0.0 million (as rounded) of costs associated with the restatement of our 2018-2020 financial statements, including the SEC inquiry and remediation, $0.5 million of current expected credit loss (releases) provisions, $0.2 million of litigation (releases) provisions, $0.1 million of restructuring projects, and $2.1 million of other write-offs (recoveries) and provisions (release of provisions) primarily related to foreign currency transaction remeasurement losses partially offset by a favorable adjustment to the Company’s lease accounting provisions. In the quarter ended June 30, 2025, Total Charges and Credits included $0.9 million of costs associated with the restatement of our 2018-2020 financial statements, including the SEC inquiry and remediation, $0.4 million of impairments, $0.4 million of current expected credit loss (releases) provisions, $0.7 million of litigation (releases) provisions, $1.4 million of restructuring projects, and $1.1 million of other write-offs (recoveries) and provisions (release of provisions).
(2)	Total Charges and Credits impacting Adjusted Net Income and Adjusted Diluted EPS for the quarter ended June 30, 2026, was $1.5 million inclusive of Total Charges and Credits impacting Adjusted EBITDA of $1.5 million. Total Charges and Credits impacting Adjusted Net Income and Adjusted Diluted EPS for the quarter ended March 31, 2026, was $2.9 million inclusive of Total Charges and Credits impacting Adjusted EBITDA of $2.9 million. Total Charges and Credits impacting Adjusted Net Income and Adjusted Diluted EPS for the quarter ended June 30, 2025, were $4.9 million, inclusive of $4.9 million of Charges and Credits impacting Adjusted EBITDA.
(3)	Does not foot due to rounding.

Table 2 - Reconciliation of Net Income to Adjusted EBITDA

	Quarter ended June 30, 2026	Quarter ended March 31, 2026	Quarter ended June 30, 2025

Net Income	$44,017	$23,827	$15,201
Add:
Income Taxes	14,901	7,114	4,268
Interest Expense, net	7,038	6,543	8,562
Depreciation and Amortization	38,776	36,281	37,599
Total Charges and Credits impacting Adjusted EBITDA (3)	1,452	2,906	4,929
Total Adjusted EBITDA	$106,184	$76,671	$70,559

(3)	Total Charges and Credits impacting Adjusted EBITDA are described in Table 1 above. Total Charges and Credits impacting Adjusted EBITDA exclude items related to interest, income tax and depreciation and amortization.

Table 3 - Reconciliation of Net cash provided by operating activities to Free cash flow

	3 months ended June 30, 2026	3 months ended March 31, 2026	12 months ended December 31, 2025	3 months ended December 31, 2025	3 months ended September 30, 2025	3 months ended June 30, 2025	3 months ended March 31, 2025
Net cash provided by operating activities	$174,013	$30,745	$264,242	$138,590	6,681	98,486	20,485
Less:
Capital expenditures	(74,104)	(36,004)	(143,454)	(42,834)	(40,753)	(29,743)	(30,124)
Free cash flow	$99,909	$(5,259)	$120,788	$95,756	$(34,072)	$68,743	$(9,639)

Table 4 - Reconciliation to Net Debt

	As of June 30, 2026	As of December 31, 2025	As of June 30, 2025

Current installments of long-term debt	$64,500	$64,500	$65,912
Short-term borrowings	50,415	54,250	65,997
Long-term debt	159,706	191,378	222,916
Less:
Cash and cash equivalents	(174,994)	(124,797)	(131,802)
Net Debt	$99,627	$185,331	$223,023

For inquiries regarding NESR, please contact:

Blake Gendron or Stefan Angeli

National Energy Services Reunited Corp.

832-925-3777

investors@nesr.com